Exhibit 10.2

Three (3) Year
$8,000,000.00
Revolving Loan Agreement

This Three (3) Year $8,000,000.00 Revolving Loan Agreement (the "Agreement"), dated the 19th day of August, 2010 (the "Date Hereof"), by and between UDF IV Acquisitions, L.P., a Delaware limited partnership (the "Borrower"), United Development Funding III, LP, a Delaware limited partnership ("UDF III"), United Development Funding IV, a real estate investment trust organized under the laws of the State of Maryland ("UDF IV", UDF III and UDF IV are referred to herein individually as a "Guarantor," and collectively as the "Guarantors"), and Community Trust Bank of Texas (the "Bank").

WITNESSETH:

BACKGROUND.  Borrower is in the business of purchasing loans from financial institutions evidenced by mortgage notes secured by first and prior liens on single family residential lots or developed real property located within the State of Texas (collectively called the "Mortgage Paper"). Borrower has requested the Bank to extend a loan not to exceed Eight Million and No/l00 Dollars ($8,000,000.00), in aggregate, on a revolving loan basis (the "Loan") from to fund all or part of the purchase price of the loans evidenced by the Mortgage Paper.  Bank is willing to advance the Loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

Section I:  The Loan

1.01 Disbursement of the Loan. Subject to the terms hereof, Bank will credit the proceeds of the revolving Loan advanced from time to time to the Borrower's deposit account with the Bank or, at Bank's discretion, to other depository accounts designated by Borrower.

1.02 General Terms. Subject to the terms hereof and the Note (defined below), the Bank will lend the Borrower, from time to time during the period beginning on the Date Hereof and ending on August 19, 2013, such sums as the Borrower may request by draw ("Draw") request to the Bank, received by the Bank not less than one (1) banking day before Bank is requested to fund such Draw and which shall not exceed, in the aggregate principal amount at any one time outstanding, an amount (the "Loan Commitment") equal to the lesser of $8,000,000.00 or the Borrowing Base, defined in Section 1.06.  Borrower may borrow, repay without penalty or premium and reborrow hereunder, from the Date Hereof until August 19, 2013, either the full amount of the Loan Commitment or any lesser sum. It is the intention of the parties that the outstanding principal amount of the Loan shall at no time exceed the amount of the then existing Borrowing Base, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE LOAN DOCUMENTS, BANK SHALL HAVE NO OBLIGATION TO MAKE ANY FURTHER ADVANCES OF PRINCIPAL UNDER THE LOAN AFTER AUGUST19, 2013, ALTHOUGH BANK RESERVES THE RIGHT TO DO SO, IF BANK DEEMS IT NECESSARY TO ADVANCE PRINCIPAL IN ORDER TO PRESERVE COLLATERAL OR ENFORCE ITS RIGHTS UNDER THE LOAN DOCUMENTS.

This Loan will be secured inter alia by Pledged Mortgage Paper (hereinafter defined) which shall at all times during the term of the loan have an aggregate outstanding principal balance equal to at least 200% of the outstanding principal balance of the Loan.

1.03 Draws. Draws will be submitted not more frequently than monthly on forms acceptable to Bank. Borrower will not submit Draws on or after August 19, 2013.

1.04 The Note. The Loan shall be evidenced by a Revolving Line of Credit Promissory Note (the "Note"), having a stated maturity on August 19, 2013, with a face amount of $8,000,000.00, executed by Borrower and payable to the order of Bank.

1.05 The Origination and/or Commitment Fees. In exchange for Bank's agreement to set aside funds to accommodate Borrower's rights to draw hereunder, Borrower will pay Bank $80,000.00 upon execution of this Agreement by Borrower.

1.06 Borrowing Base. The Borrowing Base is an amount equal to the lesser of (i) forty-five percent (45%) of the purchase price to be paid by Borrower for the purchase of the Pledged Mortgage Paper, less any principal reductions on such Pledged Mortgage Paper that may be made from time to time, or (ii) forty-five percent (45%) of the appraised value of the Mortgage Property (hereinafter defined) as determined by Lender in its reasonable discretion from time to time (the "Appraised Value").  Borrower and Guarantors acknowledge and agree that the portion of the Borrowing Base which was calculated based on the Appraised Value may change from time to time as Bank may determine in its sole discretion due to (i) changes in the appraised value of the Mortgage Property as set forth in any appraisal obtained by Bank pursuant to its re-appraisal rights contained in Section 4.01(JJ) of this Agreement, or (ii) as the lien of the Mortgage (as defined in Section 3.10(B) of this Agreement) against the Mortgaged Property is released or partially released from time to time.  Accordingly, if the lien of a Mortgage is partially released from portions of the Mortgage Property, the Borrowing Base may be adjusted by Bank based on the Appraised Value of the remaining Mortgage Property which is still subject to the lien of the Mortgage.  Or, if the value of the Mortgage Property fluctuates based on updated appraisals, the Borrowing Base may be adjusted by Bank based on the current Appraised Value.  Borrower and Guarantors further agree that any appraisals of the Mortgage Property must be performed by appraisers that are acceptable to the Bank and such appraisals must be satisfactory to the Bank in all respects.  Bank agrees to give Borrower notice of Bank’s intent to conduct a new appraisal of the Mortgaged Property, and such notice will give Borrower an opportunity to submit to Bank information that is relevant to the value of the Mortgage Property.  Borrower agrees that Bank is not obligated to consider the information provided by Borrower related to the value of the Mortgaged Property.  If, at any time, the recalculation of the Borrowing Base based upon the Appraised Value results in the outstanding principal amount of the Loan exceeding the then existing Borrowing Base, Borrower agrees to immediately pay to Lender the full amount of such excess, together with accrued and unpaid interest thereon as herein provided.

For purposes hereof, the term "Pledged Mortgage Paper" shall mean Mortgage Paper pledged to Bank by Borrower that is not more than sixty (60) days past due and secured by a first and prior deed of trust lien encumbering single family residential lots or developed real property located within the State of Texas (the "Mortgage Property"), or fee simple titles to such residential properties, but excluding any Mortgage Paper which (a) is more than sixty (60) days past due, (b) is secured by townhomes, condos, or duplexes, (c) is secured by property located outside of the State of Texas, (d) the outstanding principal balance, payment terms, or collateral securing the Mortgage Paper is modified (a "Material Modification"), (e) consists of an installment contract for deed, (f) is secured by properties that have ad valorem taxes or other assessments due and owing against the them that are delinquent, (g) the original loan to value ratio of the Mortgage Paper exceeds one hundred percent (100%) of the purchase price to be paid by Borrower for the purchase of such Mortgage Paper, or (h) any Mortgage Paper that has been released by Lender or is otherwise no longer enforceable by Lender.  Borrower will remove from the Mortgage Paper pledged to the Bank and pay down the Loan to maintain compliance with the Borrowing Base, at once and without demand (i) any Mortgage Paper that is more than sixty (60) days past due, (ii) any Mortgage Paper that has been renewed, modified or extended in any way that results in a Material Modification, or (iii) any Mortgage Paper that is secured by properties that have ad valorem taxes or other assessments due and owing against them that are not paid in full when due to the appropriate taxing authorities. Borrower will submit a reconciliation of collateral and debt on the first day of each month (the "Settlement Date") on which will be reported the Borrowing Base for that month. Prior to August 19, 2013, if the reconciliation shows available borrowing, the Borrower may draw up to the available amount for borrowing. If the reconciliation shows available borrowing to be less than the amount outstanding, the Loan shall be immediately paid down by the Borrower to the available amount, i.e. the Borrowing Base, at that time. No Draw will be funded if any default by Borrower is threatened or has occurred under any of Bank's Loan Documents in Bank's reasonable commercial judgment.

1.07 Mortgage Paper Tracking. In order to induce Bank to enter into this Agreement, Borrower has represented to Bank that Borrower will promptly furnish Bank with all information needed/requested by Bank from time to time to track each item of Mortgage Paper ("Item"), each first lien note and first lien securing the payment of such first lien note pledged to Bank in order to independently determine its currency, and to remain assured that no Item of Pledged Mortgage Paper considered in the Borrowing Base is more than sixty (60) days past due or does not otherwise comply with the Borrowing Base criteria as set forth above.  In addition, Borrower will furnish any certification of Mortgage Paper currency under oath that Bank may request from time to time during the term of the Loan.

1.08 Interest Rate and Payments of Interest.

(A) Except as otherwise provided under § 1.08(B), interest on the principal balance of the Loan from time to time outstanding will be payable in monthly installments (as set forth in the Note) at the floating rate of one percentage point (1%) above The Wall Street Journal Prime Rate per annum based on a 360 day year and the actual number of days elapsed, subject to a floor interest rate of five and one-half percent (5.5%) (the "Floating Rate"). All past due principal and interest shall bear interest at a rate per annum which is equal to the highest lawful rate from maturity until paid. Notwithstanding the foregoing provisions concerning such varying rate, if at any time the Floating Rate exceeds the highest lawful rate, the rate of interest to accrue on the Note shall be limited to the highest lawful rate, but if thereafter the Floating Rate is less than the highest lawful rate, the rate of interest to accrue on the Note shall be the highest lawful rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued if the Floating Rate had at all times been in effect.

(B) It is the intention of the parties hereto to comply with the usury laws applicable to the Loan; accordingly, it is agreed that notwithstanding any provision to the contrary in Agreement or in any of the documents securing payment of the Loan, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and neither the Borrower hereof nor any other party liable for the payment thereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Bank's option, either applied as a credit against the then unpaid amount hereof or refunded to Borrower. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Agreement which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of the Loan, all interest contracted for, charged for or received from the Borrower or otherwise by the Bank.

1.09 Payment to the Bank. All sums payable to the Bank hereunder shall be paid directly to the Bank in immediately available funds. Additionally, upon the occurrence of an Event of Default, the Bank may charge against any deposit account of the Borrower all or any part of any amount due hereunder.

1.10 Audit of Mortgage Paper. The Borrower shall permit representatives of Bank, including independent auditors, collateral verification agents, attorneys and any other parties from time to time to audit and inspect Borrower's property, including Borrower's books and records, make photocopies thereof, and record information relating thereto, and Borrower shall reimburse Bank upon demand for the fees, costs and expenses of such audits and inspections. As long as no Event of Default has occurred, Bank agrees to audit and inspect Borrower's property no more frequently than once in any twelve (12) month period. Upon the occurrence of an Event of Default, Bank shall have the right to audit and inspect Borrower's property more frequently than once in any twelve (12) month period.

1.11 Servicing Rights. Borrower covenants that the servicing rights to the Mortgage Paper pledged to Bank will not be sold or assigned and that the Bank will have control of such rights, as more particularly set forth in Section 3.04 of this Agreement.

1.12 Guaranties. Guarantors shall guarantee the Obligations (as defined below) of Borrower to Bank by executing and delivering to Bank the Guaranties (as defined below). UDF III may request Bank to release UDF III of its obligations under its respective Guaranty ("Release Request") upon UDF IV obtaining and maintaining a Tangible Net Worth (as defined below) of $150,000,000.00.  Upon Bank's receipt of UDF III's Release Request, Bank may, in its sole discretion, release UDF III from its obligations under its Guaranty as long as (i) UDF IV has obtained and maintained a Tangible Net Worth of $150,000,000.00 for six (6) consecutive months, and (ii) no Event of Default has occurred. Borrower and Guarantors agree and acknowledge that Bank shall have no obligation to release UDF III from its obligations under its Guaranty upon Bank's receipt of a Release Request.

Section II.  Conditions Precedent

In addition to the provisions set forth in 3.06 below, the obligation of the Bank to make any advance on the Loan is subject to the following conditions precedent:

2.01 Documents Required for the Closing. The Borrower shall have delivered to the Bank, prior to the initial disbursement of any Loan amounts (the "Closing"), the following:

(A) An opinion letter executed by Hallett & Perrin, P.C.;

(B) The duly executed Note (Exhibit "A"), having a stated maturity on the August 19, 2013, with a face amount of $8,000,000.00, executed by Borrower and payable to the order of Bank;

(C) The duly executed Guaranty Agreements (Exhibits "B" and "C") ("Guaranties"), in form acceptable to Bank signed by Guarantors, together with each Guarantor’s current financial statement as set forth in Section 2.01(E) below;

(D) Borrower's current financial statements (the "Borrower Financial Statements") reviewed by its certified public accountant, which shall be satisfactory in form/content to Bank;

(E) Guarantors' current financial statement (the "Guarantor Financial Statements") reviewed by their certified public accountant, which shall be satisfactory in form/content to Bank (Borrower Financial Statements and Guarantor Financial Statements are collectively referred to herein as the "Financial Statements");

(F) Collateral Assignment of Notes and Liens and Security Agreement (Exhibit "D") ("Assignment"), duly executed by Borrower in favor of Bank, encumbering the Mortgage Paper comprising the Pledged Mortgage Paper, acceptable to Bank, including physical possession of the Notes endorsed to Bank and Financing Statements mentioned in Section III;

(G) UCC-l (Exhibit "E") Financing Statement, duly executed by Borrower, evidencing the Bank's security interest in the Pledged Mortgage Paper;

(H) Foreclosure Arrangement Agreement (Exhibit "F") (“Foreclosure Agreement”) duly executed by Borrower, Guarantors, Scheef & Stone, L.L.P., David R. Norman, Patrick J. Schurr, Heather Legato-Kay, Leslie Sanderson, and Hallett & Perrin, P.C.;

(I) Security Agreement (Exhibit "G") ("Security Agreement"), duly executed by Borrower in favor of Bank, encumbering the assets of Borrower more particularly described therein (the "Collateral");

(J) UCC-l (Exhibit "H") Financing Statement, duly executed by Borrower, evidencing the Bank's security interest in the Collateral;

(K) Unanimous Written Consent of the Partners of Borrower (Exhibit "I"), authorizing the execution, delivery, and performance of this Agreement, the Note, and all other documents to be delivered pursuant hereto at such time;

(L) Unanimous Written Consent of the Members and Managers of UDF IV Acquisitions Manager, LLC (Exhibit "J"), authorizing the execution, delivery, and performance of this Agreement, the Note, and all other documents to be delivered pursuant hereto at such time;

(M) Written Consent of the General Partner of United Development Funding III, L.P. (Exhibit "K"), authorizing the execution, delivery, and performance of this Agreement and all other documents to be delivered pursuant hereto at such time;

(N) Unanimous Written Consent of the Board of Directors of UMTH Land Development, L.P. (Exhibit "L"), authorizing the execution, delivery, and performance of this Agreement, the Note, and all other documents to be delivered pursuant hereto at such time;

(O) Unanimous Written Consent of the Board of Directors of UMT Services, Inc. (Exhibit "M"), authorizing the execution, delivery, and performance of this Agreement, the Note, and all other documents to be delivered pursuant hereto at such time;

(P) Unanimous Written Consent of the Board of Trustees of United Development Funding IV (Exhibit "N"), authorizing the execution, delivery, and performance of this Agreement, and all other documents to be delivered pursuant hereto at such time;

               (Q) Statute of Frauds Notice (Exhibit "O") duly executed by Bank, Borrower and Guarantors; and

(R) Errors and Omissions Letter (Exhibit "P") duly executed by Bank, Borrower and Guarantors.

The documents evidencing, securing or otherwise furnished by Bank in connection with the Loan, including this Agreement and the documents set forth above, collectively are called "Loan Documents".

Section III. Security Agreement; Advances

3.01 Grant of Security Interest. As collateral security for the payment and performance of the Note and any and all other liabilities of Borrower to Bank, direct or contingent, of any nature whatsoever, including both purchase money and non-purchase money transactions, and whether now existing or hereafter arising under this Agreement or the other Loan Documents (collectively the "Obligations"), Borrower hereby grants to Bank a continuing security interest in the following as collateral security for the payment and performance of the Obligations, wherever the following is located and whether the following is now owned or existing or is owned, acquired, or arises hereafter, including, without limitation, acquisition by contract or by operation of law (all terms used in this Section 3.01 which are defined in the Uniform Commercial Code shall have the meanings given to such terms in the Uniform Commercial Code as adopted in the statutes of Texas):  (i) all right, title and interest of the Borrower in and to the promissory notes constituting the Mortgage Paper; (ii) all right, title and interest of the Borrower in and to each and every deed of trust, installment contract for deed, mortgage, guarantee, loan document, title policy, insurance policy, or any other right ancillary to or securing or relating to the pledged promissory notes; (iii) all accounts and receivables of Borrower arising out of or relating to the Mortgage Paper; (iv) all general intangibles of Borrower relating to or arising out of the Mortgage Paper; (v) all of the rights of Borrower to the payment of money, including, without limitation, tax refund and insurance proceeds, relating to the Mortgage Paper or the real properties securing same; (vi) all files, records, books, ledger cards (including without limitation, computer programs, tapes and related electronic data processing software) and writings of Borrower or in which it has an interest in any way relating to the Mortgage Paper; (vii) all other personal property of Borrower of any kind or type whatsoever relating to the Mortgage Paper; (viii) the Collateral; and (ix) all additions, substitutions, replacements, proceeds and products of each of the foregoing described in this Section 3.01.

3.02 Power of Attorney. Borrower hereby designates and/or appoints Bank and each of its designees or agents as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to take any or all of the following actions: (i) with respect to any Mortgage Paper, demand, collect, receive, settle, compromise, adjust, foreclose and resell and/or give discharges and releases, all as Bank may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting amounts owed on Mortgage Paper and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Bank may deem appropriate; (iv) receive, open and dispose of mail addressed to Borrower and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment made on account of or funds paid relating to Mortgage Paper on behalf of and in the name of Borrower; (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Mortgage Paper as fully and completely as though Bank were the absolute owner thereof for all purposes; (vi) adjust and settle claims under any insurance policy related thereto; and (vii) execute financing statements or amendments thereto or any other documents or writing deemed necessary by Bank to evidence or perfect Bank's security interest in the Mortgage Paper and the Collateral; provided that Bank agrees to furnish copy of any document executed hereunder to Borrower, as applicable, upon request; and (viii) enter on the premises of Borrower in order to exercise any of Bank's rights and remedies.  The appointment of Bank as attorney-in-fact is coupled with an interest and is irrevocable. Bank agrees not to exercise the rights granted in this Section 3.02 until after the occurrence of an Event of Default.

3.03 No Duty of Bank. Bank shall have no duty as to the collection or protection of the Mortgage Paper nor as to the preservation of any rights pertaining thereto. Borrower hereby releases Bank from any claims, causes of action and demands at any time arising out of the Mortgage Paper and its use and/or any actions taken by Bank with respect thereto, and Borrower hereby agrees to indemnify Bank and to hold Bank harmless from any and all such claims, causes of action and demands, except for such claims, causes of action and demands arising from Bank's gross negligence or willful misconduct.

3.04 Collection of Mortgage Paper. Prior to the Bank exercising its right to collect the Mortgage Paper pursuant to this Section 3.04, Borrower shall have a revocable license to diligently collect all payments due under such Mortgage Paper on behalf of Bank; provided, however, that upon the occurrence of an Event of Default Borrower’s license to collect such payments shall immediately terminate, and all such payment shall be delivered directly to Bank.  Furthermore, upon termination of Borrower’s license to collect all payments due under the Mortgage Paper pledged to the Bank, Borrower shall, at the request of Bank, notify the account debtors of the Mortgage Paper as provided for in this Agreement and direct such account debtors to make all such payments directly to Bank. Bank itself may at any time after the termination of Borrower’s license to collect payments due under any Mortgage Paper pledged to Bank, so notify the account debtors and/or collect payments due under such Mortgage Paper.

3.05 Perfection and Protection of Liens and Security Interest. Borrower will from time to time deliver to Bank any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance satisfactory to Bank for the purpose of perfecting, confirming, or protecting Bank's security interest and other rights in the Mortgage Paper and the Collateral.

3.06 Notice of Assignment. All Mortgage Paper pledged to Bank and all promissory notes, instruments, documents and other agreements entered into by Borrower and covering any of the use or proceeds of Mortgage Paper pledged to Bank shall contain (by way of stamp or other means satisfactory to Bank) the following language: "PAY TO THE ORDER OF COMMUNITY TRUST BANK OF TEXAS, WITH FULL RECOURSE".

3.07 Rights in Property Held by the Bank. As further security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers, and sets over to the Bank all of its right, title, and interest in and to, and grants the Bank a lien on and a security interest in, all amounts that may be owing, from time to time, by the Bank to the Borrower in any capacity, including, but without limitation, any deposit or other account with the Bank, which lien and security interest shall be independent of, and in addition to, any right of set-off that the Bank has hereunder or otherwise, excluding escrow accounts.

3.08 Priority of Liens. The foregoing liens and security interest in favor of Bank shall be first and prior liens and security interests.

3.09 Financing Statements, Assignments and Deeds of Trust.

(A) The Borrower will:

(1) Join with the Bank in executing such financing statements (including amendments thereto and continuation statements thereof), Assignments and any other collateral documents in form satisfactory to the Bank as the Bank, from time to time, may specify;

(2) Pay, or reimburse the Bank for paying, all costs and taxes of filing or recording the same in such public offices as the Bank may designate; and

(3) Take such other steps as the Bank, from time to time, may direct to perfect, to the satisfaction of the Bank, the Bank's interest in the Mortgage Paper and the Collateral.

3.10 Mortgage Paper Draw Agreements. No Draw will be submitted, processed or approved until all of the following special conditions relating to the Draw have been satisfied:

(A) Bank has approved the form/content of any and all Mortgage Paper to be pledged to the Bank;

(B) such Mortgage Paper has been assigned to Bank as follows:

(1) Borrower has executed a Collateral Assignment of Loan Documents (Exhibit "Q") for each County in which the Mortgage Paper is located, assigning the Mortgage Paper to Bank;

(2) the original promissory notes and the original installment contracts evidencing the indebtedness have been delivered and endorsed by Borrower to Bank with full recourse against Borrower with such endorsement being evidenced by an Allonge (Exhibit "R") affixed to each promissory note, and executed by Borrower in form/content acceptable to Bank; and

(3) the deeds of trust (collectively the "Mortgages") securing payment of such Mortgage Paper have been transferred to Bank

(C) Borrower has executed and delivered a Request for Advance (Exhibit "S") and a Borrowing Base Certificate (Exhibit "T") in form/content acceptable to Bank;

(D) Borrower has executed and delivered an Estoppel Certificate and Agreement (Exhibit "U") in form/content acceptable to Bank for each Mortgage Paper pledged to Bank;

(E) Borrower has executed and delivered a Notice Letter (Exhibit "V") in form/content acceptable to Bank for each Mortgage Paper to be held by Bank until the license granted to Borrower in Section 3.04 of this Agreement is terminated;

(F) evidence that each of the Mortgages is an insured first lien has been delivered to Bank (including the commitment for the mortgage title insurance policies binders, the pro forma mortgage title insurance policies, or the original mortgage title insurance policies together with such endorsements as Bank may deem necessary showing Borrower as the fee simple owner of the property, free and clear of liens) for each Mortgage Paper pledged to Bank;

(G) the Mortgage Property has been insured against loss by fire and other casualty and general public liability in such amounts as Bank may require and Bank is shown as a loss payee and additional insured in such policies, as its interests may appear;

(H) appraisals relating to the Mortgage Property, and, if the Bank rejects any such appraisals for any reason, in its sole discretion, Borrower shall obtain a current appraisal of any such property, which is deemed satisfactory by the Bank;

(I) Borrower has submitted to Bank a Phase I Environmental Report for the Mortgage Property and such other evidence of the environmental safety and soundness as Bank may request from time to time regarding any of the Mortgage Property;

(J) evidence acceptable to Bank is provided establishing that no Mortgage Paper comprising the Borrowing Base is past due, and that the outstanding principal balance of the Loan does not exceed the Borrowing Base;

(K) No Event of Default has occurred hereunder;

(L) evidence acceptable to Bank that the Seller of the Mortgage Paper to Borrower represented to Borrower that (i) such Seller was the current owner and holder of the Mortgage Paper at the time such Mortgage Paper was sold to Borrower, (ii) the Seller had the requisite authority to transfer and assign the Mortgage Paper to Borrower, (iii) the Mortgage Paper was not in default, and (iv) the current outstanding balance of the Mortgage Paper;

(M) flood certification of each of the real properties described in each of the Mortgages, certifying that no portion of such real property lies within the 100-year flood plain;

(N) the survey of the real properties described in each of the Mortgages; and

(O) such additional documents, instruments and information as Bank may request.

3.11 Reservation of Right Not to Make an Advance.  Notwithstanding anything contained in the foregoing to the contrary, Bank reserves the right to refuse to make an advance if Bank determines in its sole discretion, that the Mortgage Paper pledged to Bank does not satisfy the requirements of this Article 3 or does not otherwise conform to the Lender’s underwriting requirements for this Loan.

3.12 Real Property Described in the Mortgage Paper. Bank does not make any warranties or representations, expressed or implied with respect to the Mortgage Paper pledged to Bank or the real property securing such Mortgage Paper or its quality, marketability fitness, suitability, or condition; and, Borrower agrees that, except for claims, losses, damages, liabilities and expenses of any kind arising from Bank's gross negligence or willful misconduct, Bank is not responsible for (and Borrower indemnifies Bank against) any claim, loss, damage, liability or expense of any kind incurred by Bank arising directly or remotely from such real property and/or Mortgage Paper or any sale, disposition, use, inadequacy, defect or deficiency thereof.

Section IV.  Covenants, Representations and Warranties of Borrower and Guarantors

4.01 Agreements. To induce the Bank to enter into this Agreement, the Borrower and Guarantors jointly and severally represent and warrant to and covenant with the Bank as follows:

(A) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(B) Borrower is not directly or indirectly controlled by, or acting on behalf of, any person which is an "Investment Company", within the meaning of the Investment Company Act of 1940, as amended.

(C) Borrower and Guarantors are not in default with respect to any of their existing indebtedness and the making and performance of this Agreement, the Note, the Guaranties, and the other Loan Documents will not (immediately or with the passage of time, the giving of notice, or both):

(1) Violate the documents of formation or constitution of the Borrower or Guarantors, or violate any laws or result in a default under any contract, agreement, or instrument to which the Borrower or the Guarantors are a party or by which the Borrower, the Guarantors or their respective properties are bound; or

(2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower except in favor of the Bank.

(D) The Borrower (and Guarantors, to the extent applicable to them) has the power and authority to enter into and perform this Agreement, the Note, and the other Loan Documents, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance thereof.

(E) This Agreement, the Note, and the other Loan Documents are, or when delivered will be, valid, binding and enforceable in accordance with their respective terms.

(F) Except as otherwise shown herein, there is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting the Borrower or Guarantors, whether or not covered by insurance, that would or could materially or adversely affect the financial condition or business prospects of the Borrower or Guarantors if adversely determined.

(G) As of the Date Hereof, except for any other indebtedness owed by Borrower to Bank, the Borrower has no material indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except the extent disclosed in Borrower's financial statement or disclosed in, or permitted by, this Agreement.

(H) Borrower understands that Borrower only may collect payments due under the Mortgage Paper pledged to the Bank for so long as the license granted to Borrower in Section 3.04 of this Agreement is not terminated.  All amounts, if any, collected by Borrower represent trust funds which are assigned and belong to Bank and which are to be immediately delivered to the Bank upon termination of the license granted to Borrower in Section 3.04 of this Agreement, and any retention of such funds by Borrower after the termination of such license shall be deemed a conversion by Borrower of Bank's property, ipso facto.  Notwithstanding anything in the foregoing to the contrary, Borrower shall not accept any principal prepayments or payoffs of the Mortgage Paper pledged to Bank without the Bank’s prior write consent.

(I) Borrower will take all actions and pay all costs to keep and maintain the validity, enforceability, security, priority and collectability of the Mortgage Paper and the Collateral, and will pay all other amounts which may be necessary or desirable to preserve, maintain and protect Bank's interest in the Mortgage Paper and the Collateral. Borrower will pay or reimburse Bank for all costs incurred by Bank to document, protect and enforce the Loan including legal fees, mortgage title insurance, etc.

(J) Bank shall have all rights, benefits and remedies provided in the Loan Documents as well as those provided by law and may (but is not obligated to) perform any act or pay any amount which Borrower is required and fails to pay or perform, as the case may be, at the cost and for the account of the Borrower; and, Borrower agrees to reimburse Bank upon demand for any and all such expenditures, together with interest thereon at the highest lawful contract rate together with all cost of collection.

(K) Borrower and Guarantors will take all necessary action to prevent the occurrence of any default/dispute under any agreement or obligation between Borrower or Guarantors and any other persons or entities in connection with any matter including but not limited to the Mortgage Paper, the Collateral, or any part thereof.

(L) To the best of Borrower's knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on or to any of the properties described in the Mortgages securing the Mortgage Paper. The terms "hazardous substance" and "release" shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, ("CERCLA"), and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in the Resource Conservation and Recovery Act 6f 1976, as amended, ("RCRA"); provided, to the extent that the laws of the State of Texas establish a meaning for hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(M) Borrower and Guarantors indemnify Bank against any loss to Bank, including without limitation attorney's fees and costs of site investigation and cleanup, incurred by or imposed on Bank as a result of any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about any property described in the liens or installment contracts for deed comprising the Mortgage Paper pledged to Bank.  This indemnity at the election of Bank shall survive repayment of the Loan and shall continue as long any risk of loss or liability by Bank exists.

(N) As additional security for the punctual payment and performance of the Note, and as part of the security therefor, Borrower hereby grants to Bank a security interest, and a pledge and assignment of, any and all money, property, deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of the Borrower, now held or hereafter coming within Bank's custody or control, including without limitation, all certificates of deposit and other depository accounts whether such have matured or the exercise of Bank's rights result in loss of interest or principal or other penalty on such deposits, but excluding deposits subject to tax penalties if assigned and excluding escrow accounts. Without prior notice or demand upon the Borrower, Bank may exercise its rights granted above at any time when a default has occurred. Bank's rights and remedies under this paragraph shall be in addition to and cumulative of any other rights or remedies at law and equity including, without limitation, any rights of set-off to which Bank may be entitled.

(O) Borrower and Guarantors will give immediate written notice to the Bank of (1) any default of Borrower or Guarantors hereunder; (2) any litigation or proceeding in which it is a party if any adverse decision therein would require it to pay more than $50,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); (3) the institution of any other suit or proceeding involving it that might materially and adversely affect its operation financial condition, property, or business prospects; and (4) any contingent liabilities in accordance with generally accepted accounting principles ("GAAP"). Notwithstanding anything in the foregoing sentence to the contrary, Guarantors shall not be required to provide the information set forth in this Section 4.01(O) to the Bank if such information is considered nonpublic information under the regulations of the Securities and Exchange Commission and the disclosure of such nonpublic information would result in a violation of the regulations of the Securities and Exchange Commission.

(P) Borrower shall not incur any indebtedness, directly or indirectly, in excess of $1,000,000.00, other than indebtedness owed by Borrower to Bank and trade debt incurred and paid in the ordinary course of business, and Borrower shall not assign, pledge, grant any security interests or liens in or otherwise transfer or encumber any of the Mortgage Paper or the Collateral now owned and held or subsequently acquired by Borrower; it being the intent of this provision that although the Bank shall not have a direct lien or security interest in the Mortgage Paper which is not or does not become Mortgage Paper pledged to Bank, such unpledged Mortgage Paper shall constitute a secondary source of repayment of the Loan, and the continued availability of such unpledged Mortgage Paper constitutes a material inducement for the Bank to make and advance the Loan.

(Q) Borrower currently has and shall maintain at all times throughout the term hereof, a minimum Tangible Net Worth of $l,000,000.00, as determined in accordance with the audited financial statements of Borrower based upon GAAP. The term "Tangible Net Worth" means net worth minus intangible assets.

(R) Once UDF IV has obtained a minimum Tangible Net Worth of not less than $150,000,000.00 for six (6) consecutive months and if UDF III has been released from its obligations under its Guaranty, UDF IV shall continue to maintain at all times throughout the term hereof, a minimum Tangible Net Worth of not less than $150,000,000.00, as determined in accordance with the audited financial statements of UDF IV based upon generally accepted accounting principles.

(S) UDF III currently has and shall maintain at all times throughout the term hereof, a minimum Tangible Net Worth of not less than $250,000,000.00, as determined in accordance with the audited financial statements of UDF III based upon generally accepted accounting principles.

(T) Borrower owns clear title to all Mortgage Paper free and clear of any liens or security interests, except for the liens and security interests of Bank.  The Mortgage Paper is payable to the order of Borrower prior to endorsement of same to Bank.

(U) Borrower currently has and shall maintain at all times throughout the term hereof, a minimum "Debt Service Coverage Ratio" of at least 1.25 to 1. "Debt Service Coverage Ratio" means [net income plus all non-cash charges plus interest expense less dividends and distributions] divided by [interest expense and current maturities of all indebtedness of Borrower] (as those terms are defined in GAAP). The Debt Service Coverage Ratio shall be tested on an annual basis in conjunction with the delivery of Borrower's financial statements.

(V) Borrower shall maintain a "Leverage Ratio" of at least 1 to 1. As used in this Section 4.01(V) the term "Leverage Ratio" means [all indebtedness of Borrower ] divided by [Tangible Net Worth]. The Leverage Ratio shall be tested on a quarterly basis in conjunction with the delivery of Borrower's financial statements.

(W) UDF IV shall maintain a "Leverage Ratio" of at least 3 to 1. As used in this Section 4.01(W) the term "Leverage Ratio" means [all indebtedness of UDF IV] divided by [Tangible Net Worth]. The Leverage Ratio shall be tested on an annual basis in conjunction with the delivery of UDF IV's financial statements.

(X) UDF III shall maintain a "Leverage Ratio" of at least 3 to 1. As used in this Section 4.01(X) the term "Leverage Ratio" means [all indebtedness of UDF III] divided by [Tangible Net Worth]. The Leverage Ratio shall be tested on an annual basis in conjunction with the delivery of UDF III's financial statements.

(Y) UDF III's net income minus distributions shall not be less than zero based upon the twelve (12) month trailing operating information. This financial covenant shall be tested on an annual basis in conjunction with the delivery of UDF III's financial statements.

(Z) If UDF III has been released from its obligations under its Guaranty, UDF IV's net income minus distributions shall not be less than zero based upon the twelve (12) month trailing operating information. This financial covenant shall be tested on an annual basis in conjunction with the delivery of UDF IV's financial statements.

(AA) Upon the occurrence of an Event of Default Borrower will not will not declare or pay any dividends, distributions, or make any other payment on account of its partnership interests, or redeem, purchase or retire any of its partnership interests, or grant or issue any new partnership interests or any warrant, right or option pertaining to its partnership interests, without the prior written consent of Bank.

(BB) Except as permitted in this Agreement, Borrower will not, directly or indirectly, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any third party, except in the ordinary course of its business.

(CC) Borrower shall not transfer, sell, lease, assign, or otherwise dispose of any of its assets other than in the ordinary course of its business.

(DD) Borrower shall not (i) change its current management structure without the prior written consent of Bank; (ii) allow, consent or permit any partner of Borrower to sell, assign, transfer, convey, pledge, mortgage, encumber or grant a security interest in any of the membership interests in Borrower, without the prior written consent of Bank, or (iii) engage in any other business other than the businesses in which Borrower is engaged in as of the Date Hereof.

(EE) Borrower will obtain and maintain casualty and business interruption insurance and such other insurance policies as may be specified by Bank, upon and relating to Borrower's business, all in such amounts and with such insurance carriers as may be specified by Bank from time to time.

(FF) Borrower will keep and maintain full and accurate accounts and records of its operations according to general accounting principles consistently applied.

(GG) Borrower shall not grant a release or partial release of the lien of any Mortgage that constitutes Mortgage Paper pledged to Bank without the Bank’s prior written consent; and Borrower agrees not to grant a release or partial release of the lien of such Mortgage without the Bank’s prior written consent.  Borrower agrees that, prior to the occurrence of an Event of Default, proceeds received for a release or partial release of lien of a Mortgage that constitutes Mortgage Paper pledged to Bank (“Release Proceeds”) in an amount equal to the greater of (i) the Draw advanced by Lender to purchase such Mortgage Paper, or (ii) the amount needed to reduce the outstanding balance of the Loan to bring it into compliance with the Borrowing Base, shall be delivered to the Bank to be applied towards the payment of the Obligations.  Borrower further agrees that upon the occurrence of an Event of Default one hundred percent (100%) of the Release Proceeds shall be delivered to the Bank to be applied towards the payment of the Obligations.

(HH) Borrower shall not modify, cancel, enforce, amend, or terminate any Mortgage Paper pledged to Bank without the Bank’s prior written consent.  Borrower agrees not to modify, cancel, enforce, amend, or terminate any such Mortgage Paper without the Bank’s prior written consent.

(II) [intentionally omitted]

(JJ) Borrower and Guarantors agree that if at any time Lender reasonably believes the value of the Mortgage Property has declined, or if for any reason an updated appraisal is required to comply with any banking regulation or other law, Lender may request that an updated appraisal be conducted upon the Mortgage Property by a qualified appraisal company of Lender’s choosing.  The reasonable cost of such appraisal shall be borne by Borrower.  Lender may in its sole discretion and without any obligation whatsoever, advance funds under the Loan to pay for the appraisal and such advances shall become part of the Obligations and secured by the Mortgage Paper pledged to Bank and the other Loan Documents.

4.02 Survival. All of the covenants representations and warranties set forth in Section 4.01 shall survive until all Obligations are satisfied in full and there remain no outstanding Commitments hereunder; and, in the case of subparagraph 4.01(M), such indemnity will remain in effect for so long as the risk of loss to be indemnified against exists.

Section V.  Default

5.01 Events of Default.  The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(A) The Borrower or Guarantors shall fail to pay when due any installment of principal or interest or fee payable hereunder or under the Note, Guaranties, or any of the other Loan Documents, and such failure to pay is not cured within five (5) days after written notice of same is sent to Borrower; provided, however, Bank shall not be required to furnish such notice more than two (2) times in any calendar year;

(B) The Borrower or Guarantors shall fail to observe or perform any other obligation to be observed or performed by them hereunder or under any of the Loan Documents (which does not otherwise include the payment of the monetary obligations covered by Section 5.01(A) above), and such failure shall continue for twenty (20) days after written notice of same is sent to Borrower;

(C) The Borrower shall fail to pay any indebtedness due any third persons, and such failure shall continue beyond any applicable grace period, or the Borrower shall suffer to exist any other event of default under any agreement binding the Borrower;

(D) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to Guarantors or Borrower to the Bank in connection with this Agreement, or as an inducement to the Bank to enter into this Agreement, or in any separate statement or document delivered or to be delivered to the Bank hereunder, shall be materially false, incorrect, or incomplete when made;

(E) The dissolution of Borrower or Guarantors, or Borrower shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

(F) Proceedings in bankruptcy, or for reorganization of the Borrower or Guarantors, or for the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower or Guarantors and, except with respect to any such proceedings instituted by the Borrower, shall not be discharged within thirty (30) days of their commencement;

(G) The occurrence of a material adverse change in the financial condition of either the Borrower or the Guarantors;

(H) The sale, transfer or assignment of any of the assets or properties of the Borrower or the Guarantors except for sales, transfers or assignments of individual assets or properties in the ordinary course of business and for equivalent value received; and

(I) The Borrower or Guarantors fail to observe or perform any obligation to be observed or performed by them under the terms of the Foreclosure Agreement.

5.02 Acceleration. Immediately, at the option of Bank and without notice, upon the occurrence of an Event of Default all obligations, whether hereunder or otherwise, including without limitation the entire outstanding principal balance of the Note and all accrued but unpaid interest thereon, shall immediately become due and payable without further action of any kind.

5.03 Servicing Rights. Upon the occurrence of an Event of Default Bank will have the ability to take over and control all servicing rights for the Mortgage Paper pledged to Bank.

5.04 Remedies. After any acceleration, as provided for in § 5.02, the Bank shall have, in addition to the rights and remedies given it by this Agreement and the Loan Documents, all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code.

5.05 Notice Letter. Immediately, at the option of Bank and without notice, upon the occurrence of an Event of Default Bank shall have the right to send the Notice Letter attached hereto as Exhibit "U" to each account debtor of Mortgage Paper. Bank agrees that it will not mail the executed Notice Letter for each Mortgage Paper until the occurrence of an Event of Default.

Section VI. Partial Release's (Reassignment) Agreements

6.01 Partial Release. Bank may from time to time without obligation partially release its liens and security interests against the Mortgage Paper, (i.e. Bank will reassign without warranty or recourse the Mortgage Paper) under the following agreements:

(i) no Event of Default is pending or threatened under the Loan Documents;

(ii) such partial release is documented, recorded and otherwise accomplished without cost to Bank; and

(iii) such partial release does not (a) cause Borrower to be out of compliance with the Borrowing Base or any financial covenant set forth in this Agreement, or (b) otherwise cause an Event of Default to occur.

6.02 Release of Mortgage Paper. If the Loan is paid in full and Bank has no further obligation to make advances hereunder Bank will release its liens and security interests against the Mortgage Paper pledged to Bank (i.e. Bank will reassign without warranty or recourse the Mortgage Paper).

6.03 Partial Release of Mortgages.  Borrower and Guarantors acknowledge and agree that in order to obtain a partial release of the lien of the Mortgage from Bank, the minimum release prices the maker of the Pledged Mortgage Paper must pay to obtain a partial release of the lien of the Mortgage (the “Release Price”) must be of sufficient amount so as to keep Borrower in compliance with the Borrowing Base and that Bank must approve the Release Price as being of sufficient amount so as to keep Borrower in compliance with the Borrowing Base.  If the Release Price is not of sufficient amount so as to keep Borrower in compliance with the Borrowing Base, as determined by Bank in its reasonable discretion, Borrower agrees to cause the Pledged Mortgage Paper to be modified to comply with the Release Price required by Bank, and such modification must be in form and content acceptable to Bank.

Section VII.  Miscellaneous

7.01 Construction.  The provisions of this Agreement shall be in addition to those of any guaranty, security agreement, note, or other evidence of liability now or hereafter held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

7.02 Further Assurance. From time to time, the Borrower and Guarantors will execute and deliver to the Bank such additional documents and will provide such additional information, including but not limited, to supplementary Financial Statements information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower and Guarantors (the "Additional Information"). The Additional Information provided by Guarantors to Lender shall be limited to the information that is set forth in all reports Guarantors file with the Securities and Exchange Commission.

In particular, Borrower and Guarantors will furnish to Bank Financial Statements in form/content acceptable to Bank, as follows:

Borrower

Monthly Status Reports on Pledged Mortgage Paper;
Monthly Borrowing Base Certificates;
Audited Annual Financial Statement;
Quarterly Financial Statements prepared by Borrower;
Proof of Insurance on underlying real properties;
Annual Tax Return; and
Direct Verification of Outstanding Balance of Mortgage Paper pledged to Bank.

Guarantors

Annual Financial Statement;
Annual Tax Return; and
Annual 10-K Report.

The annual financial statements of Borrower will be furnished to Bank within one hundred twenty (120) days after the end of each fiscal year of Borrower, beginning with the fiscal year of Borrower most recently ended, and will be audited by such party's certified public accountant. The quarterly financial statements of Borrower will be furnished to Bank within forty-five (45) days after January 1, April 1, July 1, and October 1 of each year, beginning October 1, 2010, and will be reviewed by such party's certified public accountant.  The monthly status reports on Mortgage Paper pledged to Bank shall be furnished to Bank within ten (10) days after the end of each calendar month and shall contain the outstanding balance and payment history of each such Mortgage Paper. The direct verification of outstanding balance of Mortgage Paper pledged to Bank shall be furnished to Bank within ten (10) days after January 1 and June 1 of each year, beginning January 1, 2011. The statements delivered to Bank pursuant to this Agreement will be prepared in accordance with generally accepted accounting principles and in form acceptable to Bank and will include, inter alia complete contingent liability information, cash flow reports and income and expense statements. In addition, Borrower and Guarantor will furnish Bank copies of their current (filed) income tax returns and future returns within thirty (30) days after filing the same with the Internal Revenue Service, during the term of the Loan. Borrower will also furnish Bank a copy of its annual 10-K Report within thirty (30) days after filing the same with the Securities and Exchange Commission.

7.03 Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of this Agreement and the Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy. In the event and to the extent, if any, that Borrower is indebted to Bank under any obligation arising prior to the execution of this Loan Agreement ("Prior Indebtedness"), Borrower agrees that Borrower has no off-sets, defense or counterclaims to payment of the Prior Indebtedness.

7.04 Future Advances Secured. The Mortgage Paper mentioned herein secures and enforces the payment of the Obligations including but not limited to all sums advanced by Bank to Borrower pursuant to the Note.

7.05 Expenses. The Borrower will, on demand, reimburse the Bank for all expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred by the Bank in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Loan Documents and the collection or attempted collection of the Note.  Furthermore, Borrower shall be responsible for all fees and costs associated with the foreclosure of its lien on any Mortgage Property (“Foreclosure Costs”).  Borrower agrees that the Foreclosure Costs may be paid directly by Lender out of the proceeds of the Loan.

7.06 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail postage prepaid, return receipt requested to the parties at their address shown by their names below, unless such address is changed by written notice hereunder.

7.07 Waiver Release and Indemnity by the Guarantors and Borrower. To the maximum extent permitted by applicable laws, each of the Guarantors and the Borrower:

(A) Waives (1) protest of all commercial paper at any time held by the Bank on which the Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate; and (3) notice and opportunity to be heard, after acceleration before exercise by the Bank of the remedies of self-help, set-off; or of other summary procedures permitted by any applicable laws or by any agreement with the Guarantors or Borrower, and, except where required hereby or by any applicable laws, notice of any other action taken by the Bank;

(B) Releases the Bank and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except for willful misconduct and gross negligence; and

(C) Indemnifies Bank against any loss, claim, cost, damage or liability incurred by Bank in connection with or arising from any failure, breach or default of any statement, warranty, agreement, obligation or agreement of Borrower or Guarantors contained herein or made/delivered to Bank in connection herewith without regard to any act or omission of Bank and waives trial by jury.

7.08 Applicable Law. This Agreement is entered into and performable in Dallas, Dallas County, Texas and shall be subject to and construed and enforced in accordance with the laws of the State of Texas.

7.09 Binding Effect. Assignment and Entire Agreement.  This Agreement shall inure to the benefit of; and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank.  This Agreement, including any Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

7.10 Severability.  If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

7.11 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

7.12 Controlling Interpretation.  The other Loan Documents delivered pursuant to or in connection with this Agreement shall supplement and be in addition to the terms and provisions of this Agreement. If an inconsistency of provisions should exist between any of the Loan Documents, the interpretation of such provision most favorable to Bank, as Bank shall determine in its sole discretion, shall control.

7.13 RELIEF FROM AUTOMATIC STAY.  AS A MATERIAL INDUCEMENT AND AS FURTHER CONSIDERATION TO INDUCE LENDER TO MAKE THE LOAN, BORROWER AND GUARANTORS HEREBY STIPULATE, AGREE, CONSENT TO AND ACKNOWLEDGE THAT IN THE EVENT THAT A PROCEEDING UNDER TITLE 11 OF THE U.S. CODE IS COMMENCED, EITHER VOLUNTARY OR INVOLUNTARY, BY OR AGAINST BORROWER OR GUARANTORS, LENDER IS ENTITLED TO IMMEDIATE RELIEF FROM ANY AUTOMATIC STAY IMPOSED UNDER SECTION 362 OF TITLE 11 OF THE U.S. CODE, AS AMENDED, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO LENDER, WITHOUT REQUIRING LENDER TO FILE A MOTION FOR RELIEF FROM THE AUTOMATIC STAY. IN ADDITION TO THE FOREGOING, BORROWER AND GUARANTORS FURTHER STIPULATE, AGREE AND ACKNOWLEDGE THAT NEITHER BORROWER NOR GUARANTORS SHALL OPPOSE OR OBJECT TO LENDER'S MOTION FOR RELIEF FROM ANY AUTOMATIC STAY OR ANY VALUATION OF THE PROPERTY SUBJECT TO THE AUTOMATIC STAY CONDUCTED BY LENDER.

7.14 WAIVER OF JURY TRIAL. IN THE EVENT LITIGATION SHOULD ARISE OUT OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE LOAN DOCUMENTS OR ANY OTHER MATTER RELATED THERETO WHATSOEVER OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OR INACTIONS BY LENDER, IT IS HEREBY STIPULATED AND AGREED BY BORROWER AND GUARANTORS THAT BORROWER AND GUARANTORS SHALL WAIVE AND DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHTS TO DEMAND A TRIAL OF ANY SUCH MATTER BY OR BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO COMMIT TO MAKE THE LOAN.

THIS WRITTEN LOAN AGREEMENT (AND ALL RELATED DOCUMENTS MENTIONED HEREIN OR PREPARED OR APPROVED IN WRITING BY BANK CONCURRENTLY HEREWITH, INCLUDING THE NOTE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[End of text.  Signature pages to follow.]

Address:                                                                BANK
8222 Douglas Avenue, Suite 1                                                                           Community Trust Bank of Texas
Dallas, Texas 75225

By:           /s/ Martin J. Noto, Jr.
Name:           Martin J. Noto, Jr.
Title:           Senior Vice President

Address:                                                                BORROWER
1301 Municipal Way, Suite 100                                                                           UDF IV Acquisitions, L.P.
Grapevine, Texas 76051                                                                           a Delaware limited partnership

By:           UDF IV Acquisitions Manager, LLC
a Delaware limited liability company,
its General Partner

By:           United Development Funding IV
a real estate investment trust organized under the laws of the State of Maryland, its Managing Member

By:           /s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

GUARANTORS
United Development Funding IV
a real estate investment trust organized under the laws of the State of Maryland

By:           /s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

United Development Funding III, LP
a Delaware limited partnership

By:           UMTH Land Development, L.P.
a Delaware limited partnership,
its sole General Partner

By:           UMT Services, Inc.
a Delaware corporation,
its sole General Partner

By:           /s/ Hollis M. Greenlaw
Hollis M. Greenlaw
President